UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 25, 2023

NERDY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39595	98-1499860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	101 S. Hanley Rd., Suite 300 St. Louis, MO	63105
	(address of principal executive offices)	(zip code)

(314) 412-1227

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NRDY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NRDY-WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on August 21, 2023, Nerdy Inc. (the “Company”, “we” and “us”) (f/k/a TPG Pace Tech Opportunities Corp., (“TPG Pace”)), announced that it had commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding public warrants. Each public warrant is exercisable for one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, at an exercise price of $11.50 per share, consisting of (a) publicly traded warrants, which were sold as part of the units in TPG Pace’s initial public offering (the “IPO”) whether they were purchased in the IPO or thereafter in the open market (the “IPO Public Warrants”) and (b) the warrants that were issued pursuant to those certain forward purchase agreements (the “Forward Purchase Warrants” and, together with the IPO Public Warrants, the “Public Warrants”).

The Offer and the Consent Solicitation was made to all holders of the Company’s Public Warrants. We offered to the holders of the Public Warrants the opportunity to receive 0.250 shares of Class A Common Stock (the “Public Offer exchange rate”) in exchange for each of the Public Warrants tendered pursuant to the Offer. The Company also solicited consents from the holders of the Public Warrants to amend the warrant agreement, dated as of October 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”) (the “Warrant Agreement”), with respect to certain terms of the Public Warrants (the “Public Warrant Amendment”).

In addition, parties to the warrants issued in a private placement in connection with the closing of the IPO (the “Private Placement Warrants”), including the warrants issued by Nerdy LLC, a Delaware limited liability company (“OpCo”) to purchase units in OpCo (“OpCo Units”) (the “Private Placement Class B Warrants”, and together with the Private Placement Warrants, the “Private Warrants”) agreed to amend the Warrant Agreement with respect to certain terms of the Private Warrants (the “Private Placement Warrant Amendment”, together with the Public Warrant Amendment, the “Warrant Amendment”).

The Warrant Amendment requires that (i) each Public Warrant that is outstanding upon the closing of the Offer be mandatorily exchanged for 0.2250 shares of Class A Common Stock, which is a ratio 10% less than the Public Offer exchange rate applicable to the Offer and (ii) upon the closing of the Offer, that (a) each Private Placement Warrant be automatically exchanged into shares of Class A Common Stock and (b) each Private Placement Class B Warrant that is outstanding be automatically exercised on a cashless basis into OpCo Units with an equivalent number of shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”, together with our Class A Common Stock, the “Common Stock”), in each case, at the same ratio as the Public Offer exchange rate (the “Private Warrant Transaction”).

The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on September 25, 2023. The Company has been advised that 11,698,950 Public Warrants (including 17,848 Public Warrants tendered through guaranteed delivery), or approximately 97.5% of the outstanding Public Warrants were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered warrants for exchange or exercise and settlement on or before September 28, 2023.

In addition, the Company received the approval of parties representing approximately 97.5% of the outstanding Public Warrants pursuant to the Consent Solicitation, and received the consent of 100% of the outstanding Private Warrants to enter into the Warrant Amendment, which exceeds the threshold of 50% of each of the outstanding Public Warrants and outstanding Private Warrants required to effect the Warrant Amendment. Accordingly, the Company and the Warrant Agent entered into the Warrant Amendment, dated September 26, 2023, and in accordance with the terms of the Warrant Amendment, each Public Warrant that was outstanding upon the closing of the Offer will be automatically exchanged for 0.2250 shares of Class A Common Stock per warrant pursuant to the terms of the Warrant Amendment and each Private Warrant will be exchanged or exercised in the Private Warrant Transaction pursuant to the terms of the Warrant Amendment. The last day of trading for the non-tendered Public Warrants will be September 27, 2023. The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Concurrently with the closing of the Offer, the holders who received 8,000,000 aggregate shares of Class A Common Stock and OpCo Units subject to potential forfeiture unless certain triggering events were achieved (the “Earnout Equity”), forfeited (and thus surrendered for cancelation) sixty percent (60%) of the Earnout Equity they held and agreed that the remaining forty percent (40%) of the Earnout Equity would no longer be subject to potential forfeiture if certain triggering events were not achieved, as made pursuant to certain Earnout Equity Cancellation and Release Agreements, collectively representing 100% of the Earnout Equity (the “Earnout Transaction”).

The foregoing description of the Earnout Equity Cancellation and Release Agreement is qualified in its entirety by reference to the Form of Earnout Equity Cancellation and Release Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The collective net effect of the Offer, the Public Warrant Amendment, the Private Warrant Transaction, and the Earnout Transaction is expected to result in the cancellation of 19,333,333 warrants and 4,800,000 earnout shares, as well as the issuance of approximately 4,820,275 shares of Common Stock, for a net increase of approximately 20,275 shares of Common Stock outstanding, or less than 0.1%, in the amount of our Common Stock outstanding prior to the closing of the transactions.

Item 3.03.	Material Modification to Rights of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No.1 to Warrant Agreement, dated as of September 26, 2023, by and between Nerdy Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent.

10.2	Form of Earnout Equity Cancellation and Release Agreement, by and among Nerdy Inc., Nerdy LLC, and each of the holders party thereto.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nerdy Inc.
(Registrant)

Date: September 26, 2023	By:	/s/ Jason Pello
Name: Jason Pello
Title: Chief Financial Officer

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